Exhibit 3.147

CERTIFICATE OF INCORPORATION

OF

AMERICAN SURGERY CENTERS, INC.

ARTICLE I

Name and Duration

The name of the corporation is American Surgery Centers, Inc. The corporation is to have perpetual existence.

ARTICLE II

Registered Office and Registered Agent

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purposes

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

The total number of shares of stock which the corporation shall have authority to issue is Sixty Million (60,000,000) shares of which Fifty Million (50,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00) shall be common stock and of which Ten Million (10,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00) shall be preferred stock.

Preferred shares may be issued in one or more series and the number of shares, designations, preferences, rights and restrictions of each series shall be fixed by resolution or resolutions by the Board of Directors.

ARTICLE V

Incorporator

The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Julie Green	McDonough, Holland & Allen 555 Capitol Mall, Suite 950 Sacramento, CA 95814

ARTICLE VI

Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

ARTICLE VII

Shareholders

A. Manner of Voting. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

B. Meetings and Books. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

ARTICLE VIII

Amendment

The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

Indemnification

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

ARTICLE X

Compromise and Reorganization

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XI

Directors

The number of directors of the Corporation shall be fixed as provided in the Bylaws of the Corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of July, 1992.

/s/ Julie Green
Julie Green, Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

AMERICAN SURGERY CENTERS, INC., a corporation organized and existing under and by virtue of the general corporate law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The undersigned, constituting the Sole Incorporator of the Corporation, by an Action by Sole Incorporator, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation, be amended by changing Article I to read as follows:

“The name of the corporation shall be Sutter Surgery Centers, Inc. The corporation is to have perpetual existence”.

2. The Corporation has not received any payment for any of its stock and this Amendment has been duly adopted in accordance with section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, American Surgery Centers, Inc. has caused this Certificate of Amendment to be signed by Julie Green, the Sole Incorporator, this 25th day of August, 1992.

DATE: August 25, 1992

AMERICAN SURGERY CENTERS, INC., a Delaware corporation

By:	/s/ Julie Green
Julie Green, Sole Incorporator

CERTIFICATE OF MERGER

of

SSCI Acquisition Corporation

(a Delaware corporation)

into

Sutter Surgery Centers, Inc.

(a Delaware corporation)

Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, Sutter Surgery Centers, Inc., hereby certifies, in connection with the merger of SSCI Acquisition Corporation with and into Sutter Surgery Centers, Inc., as follows:

1. The name and state of incorporation of each of the constituent corporations are:

Name of Corporation	State of Incorporation
SSCI Acquisition Corporation	Delaware
Sutter Surgery Centers, Inc.	Delaware

2. The Plan and Agreement of Merger, dated as of August 23, 1995, by and among HEALTHSOUTH Corporation, Sutter Surgery Centers, Inc. and SSCI Acquisition Corporation, as amended (the “Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by HEALTHSOUTH Corporation, Sutter Surgery Centers, Inc. and SSCI Acquisition Corporation, in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

The name of the surviving corporation is Sutter Surgery Centers, Inc., which will continue its existence as the surviving corporation under the name HEALTHSOUTH Surgery Centers-West, Inc.

4. The certificate of incorporation of Sutter Surgery Centers, Inc., is to be amended by reason of the merger by striking the existing text of Article I thereof, relating to the name of the corporation, and by substituting in lieu thereof the following:

“The name of the corporation is HEALTHSOUTH Surgery Centers-West, Inc. The corporation is to have perpetual existence.”

5. The certificate of incorporation of Sutter Surgery Centers, Inc., as amended to reflect the new name of the corporation, shall be the certificate of incorporation of the surviving corporation.

6. The executed Plan of Merger is on file at the principal place of business of the surviving corporation at Two Perimeter Park South, Birmingham, Alabama 35243.

7. A copy of the Plan of Merger will be furnished by the surviving corporation on request and without cost, to any stockholder of Sutter Surgery Centers, Inc. or SSCI Acquisition Corporation.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Sutter Surgery Centers, Inc. has executed this Certificate of Merger as of the 26th day of October, 1995.

Sutter Surgery Centers, Inc

By:	/s/ August A. Saibeni
August A. Saibeni

.

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF MERGER

OF SSCI ACQUISITION CORPORATION INTO

SUTTER SURGERY CENTERS, INC.

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON OCTOBER 26, 1995.

HEALTHSOUTH Surgery Centers?West, Inc. (formerly Sutter Surgery Centers, Inc.), a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is HEALTHSOUTH Surgery Centers?West, Inc.

2. That a Certificate of Merger of SSCI Acquisition Corporation into Sutter Surgery Centers, Inc. was filed by the Secretary of State of Delaware on October 26, 1995, and that said Certificate of Merger requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate of Merger to be corrected is as follows: The Certificate of Merger failed to state that the Certificate of Incorporation of the surviving corporation is amended to provide for a total capitalization of 1,000 shares of common stock, par value $.01 per share.

4. Section 4 of the Certificate of Merger is corrected to read as follows:

4. The certificate of incorporation of Sutter Surgery Centers, Inc., is to be amended by reason of the merger by striking the existing text of Article I thereof, relating to the name of the corporation, and by substituting in lieu thereof the following:

“The name of the corporation is HEALTHSOUTH Surgery Centers?West, Inc. the corporation shall have perpetual existence.”

and by striking the existing text of Article IV thereof, relating to the capital stock of the corporation, and substituting in lieu thereof the following:

“The total number of shares of capital stock which the corporation shall have authority to issue is 1000 shares, all of which shall be common stock, par value $.01 per share.”

IN WITNESS WHEREOF, HEALTHSOUTH Surgery Centers?West, Inc., has caused this Certificate to be signed by William W. Horton, its Vice President, this 7th day of December, 1995.

HEALTHSOUTH Surgery Centers?West, Inc.

By:	/s/ William W. Horton
William W. Horton Vice President